Exhibit 10.13

Tsangs Group Holdings Limited

Unit F, 6/F, China Overseas Building,

139 Hennessy Road, Wan Chai, Hong Kong

March 25, 2022

TG Venture Acquisition Corp.

1390 Market Street, Suite 200

San Francisco, California 94102

Attn: Pui Lan Patrick Tsang

Dear Sirs:

As the sponsor entity of TG Venture Acquisition Corp. (the “Company”), we hereby confirm to you that we are willing and able to provide the Company with certain financial support, if necessary. It is our understanding that based on the Company’s management’s current cash flow projections, the Company has sufficient cash reserves to operate until February 2023. We further understand that if the Company does not complete a business combination by February 2023, the Company will need additional funds to support its operational needs.

Tsangs Group Holdings Limited will loan the Company any additional funds it needs to carry out its operations for the remainder of the Company’s life span. Tsangs Group Holding Limited has the financial means to afford the Company’s projected cash shortfall during such period, should it not complete a business combination by such time.

Please let us know if we can provide any additional support. Thank you.

Sincerely,

Tsangs Group Holdings Limited

_/s/ Pui Lan Patrick Tsang

By: Pui Lan Patrick Tsang

Title: CEO